Exhibit 99.1

NewAmsterdam Pharma Debuts as Publicly Traded Company Focused on Developing Obicetrapib, a Low-Dose, Once-Daily Oral LDL-Lowering Agent with Promising Safety and Efficacy Clinical Data, as a Potential Preferred Therapy for High Risk Cardiovascular Disease Patients

— Business combination transaction with Frazier Lifesciences Acquisition Corporation, a special purpose acquisition company sponsored by an affiliate of Frazier Healthcare Partners, completed on November 22, 2022 —

— Closed concurrent, oversubscribed and upsized approximately $235 million private investment in public equity (“PIPE”), led by Frazier Healthcare Partners and Bain Capital Life Sciences —

— Gross proceeds from the transactions totaled approximately $328 million, combining approximately $93 million from the former FLAC trust account (reflecting a final redemption rate of approximately 32 percent) and the concurrent PIPE financing; expected to extend cash runway through 2026, beyond all expected Phase 3 readouts for cardiovascular disease, including PREVAIL CVOT study —

— Listed company to be named NewAmsterdam Pharma Company N.V. —

— Ordinary shares and warrants to commence trading on the Nasdaq Capital Market under the ticker symbols “NAMS” and “NAMSW,” respectively on November 23 –

Naarden, the Netherlands and Miami, USA; November 23, 2022 – NewAmsterdam Pharma Company N.V. (Nasdaq:NAMS or “NewAmsterdam” or the “Company”), a clinical-stage company focused on the research and development of transformative oral therapies for major cardiometabolic diseases, today announced the closing of its business combination with Frazier Lifesciences Acquisition Corporation (Nasdaq:FLAC), a special purpose acquisition company sponsored by an affiliate of Frazier Healthcare Partners. The ordinary shares and warrants of NewAmsterdam are expected to commence trading on the Nasdaq Capital Market under the ticker symbols “NAMS” and “NAMSW,” respectively, on November 23, 2022. The shareholders of FLAC approved the transaction on November 15, 2022, following approval by NewAmsterdam shareholders. NewAmsterdam’s existing management team, including Chief Executive Officer, Michael Davidson, M.D., will lead the combined company.

Proceeds from this transaction were approximately $328 million, prior to deducting transaction expenses, comprising approximately $93 million in funds from the former FLAC trust account and approximately $235 million from the concurrent, oversubscribed PIPE financing, which was co-led by Frazier Healthcare Partners and Bain Capital Life Sciences. The Company’s cash balance, after the transaction and excluding the transaction fees, is approximately $490 million, which the Company believes will be sufficient to fund operations through 2026, beyond the readout of its three ongoing Phase 3 trials, BROADWAY, BROOKLYN and PREVAIL. BROADWAY is a Phase 3 trial designed to evaluate the effect of obicetrapib on top of maximally tolerated lipid-lowering therapy in patients with established atherosclerotic cardiovascular disease. BROOKLYN is a Phase 3 trial designed to evaluate the effect of obicetrapib on LDL-C levels in patients with heterozygous familial hypercholesterolemia as an adjunct to maximally tolerated lipid-lowering therapy. PREVAIL is a cardiovascular outcomes trial in patients with a history of atherosclerotic cardiovascular disease with inadequately controlled LDL-C despite treatment with maximally tolerated lipid-modifying therapies. The Company expects to announce data from both BROADWAY and BROOKLYN in 2024, and from the PREVAIL CVOT study in 2026. NewAmsterdam is also evaluating obicetrapib as a fixed-dose combination therapy with ezetimibe in a secondary Phase 2 trial, ROSE2, from which data are expected in 2023.

“At NewAmsterdam, we are passionate about delivering transformative oral therapies to people living with major cardiometabolic diseases around the world,” said Dr. Davidson. “Following the close of this transaction, we are well-positioned to execute on this vision, with late-stage trials ongoing across the globe, a leading pharmaceutical partner to support commercialization efforts in Europe, if our product candidate is approved, and what we believe to be sufficient capital to fund our business through all expected key Phase 3 data readouts for cardiovascular disease. I want to thank FLAC and its shareholders, as well as our new and existing investors, for their confidence in the NewAmsterdam team and in obicetrapib. I look forward to working with my colleagues to deliver the promise of obicetrapib to the millions of people in need of an effective and convenient LDL-C lowering therapy that can be used as an adjunct to statin therapy.”

“We believe NewAmsterdam is poised to significantly improve the treatment of cardiovascular disease by providing an oral, low-dose and once-daily CETP inhibitor with the potential to help many more patients achieve their LDL-C goals and, ultimately, avoid major adverse cardiac events,” said James Topper, M.D., Ph.D., Managing Partner at Frazier Healthcare Partners, former Chairman of the Board of Directors and Chief Executive Officer of FLAC and director of the Company. “We are delighted to support NewAmsterdam as it enters the public markets, and look forward to many more years of productive collaboration as we partner with Michael and his team to advance obicetrapib toward potential commercialization.”

Summary of Transaction

On July 25, 2022, NewAmsterdam, a privately held biotechnology company, entered into a definitive business combination agreement with FLAC, a special purpose acquisition company sponsored by an affiliate of Frazier Healthcare Partners, that was created with the purpose of merging with a company that has the potential to both develop transformative therapies for patients in need and deliver significant returns to its investors.

In the transaction, the Company received gross proceeds of approximately $328 million, prior to deducting transaction expenses, consisting of approximately $93 million from the former FLAC trust account (reflecting a final redemption rate of approximately 32 percent) and approximately $235 million from PIPE investors. The upsized and oversubscribed PIPE was co-led by Frazier Healthcare Partners and Bain Capital Life Sciences, and included new investors RA Capital Management, GMT Capital, Medicxi, Panacea Venture and other institutional investors, in addition to existing NewAmsterdam shareholders Forbion, LSP Dementia Fund and Morningside Ventures.

Advisors

Credit Suisse Securities (USA) LLC acted as lead PIPE placement agent, financial advisor and capital markets advisor to FLAC. Jefferies LLC, SVB Securities LLC and William Blair & Company, L.L.C. also acted as PIPE placement agents to FLAC and Jefferies LLC and William Blair & Company, L.L.C. also acted as financial advisor and capital markets advisor to FLAC. SVB Securities LLC acted as financial advisor and capital markets advisor to NewAmsterdam. Covington & Burling LLP acted as legal counsel to NewAmsterdam. Goodwin Procter LLP acted as legal counsel to FLAC. Kirkland & Ellis LLP acted as legal counsel to the PIPE placement agents.

About NewAmsterdam

NewAmsterdam (Nasdaq:NAMS) is a clinical-stage biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been sufficiently successful or well tolerated. NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, as the preferred LDL-C lowering therapy to be used as an adjunct to maximally tolerated statin therapy for high-risk cardiovascular disease (“CVD”) patients. Results from NewAmsterdam’s ROSE Phase 2b trial (presented at AHA Scientific Sessions in 2021) included observations that patients receiving obicetrapib 10 mg experienced a median reduction in LDL-C of 51% versus baseline in patients on high-intensity statin therapy (vs. a 7% reduction in the placebo arm). Based in the Netherlands, NewAmsterdam was founded in 2019 by the venture capital firm Forbion and John Kastelein, Chief Scientific Officer of the NewAmsterdam, and closed a $196 million (€160 million) Series A financing in January 2021 led by Forbion, Morningside Ventures and Ascendant BioCapital. In June 2022, NewAmsterdam entered into an exclusive licensing agreement with the Menarini Group for the commercialization of obicetrapib in Europe, while retaining all rights to commercialize obicetrapib, if approved, in the rest of the world, as well as rights to develop certain forms of obicetrapib for other diseases such as Alzheimer’s disease. For more information, please visit: www.newamsterdampharma.com.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include, but are not limited to, statements regarding the therapeutic and curative potential of the Company’s product candidate; potential benefits of the transactions; and expectations relating to the transactions, including the Company’s expected cash runway. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the transactions; risks relating to the uncertainty of the projected financial information with respect to the Company; risks related to the approval of the Company’s product candidate and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive product candidates; ability to obtain sufficient supply of materials; the impact of COVID-19; global economic and political conditions, including the Russia-Ukraine conflict; the effects of competition on the Company’s future business; and those factors described in the “Risk Factors” section of the Company’s registration statement filed on Form F-4, as amended (File No. 333-266510) in connection with the transactions and other documents filed from time to time. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidate; risks associated with the Company’s efforts to commercialize a product candidate; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business; intellectual property related claims; the Company’s ability to attract and retain qualified personnel; ability to continue to source the raw materials for its product candidate. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertake any obligation to update these forward-looking statements, except as required by law.

Media Contact

Spectrum Science on behalf of NewAmsterdam

Carmen Lopez

P: 1 773-306-6285

clopez@spectrumscience.com

Investor Contact

Stern Investor Relations on behalf of NewAmsterdam

Hannah Deresiewicz

P: 1 212-362-1200

hannah.deresiewicz@sternir.com